Exhibit 10.15

PURCHASE, SALE AND LEASEBACK AGREEMENT

Flextronics International USA, Inc., a California corporation (“Seller”), agrees to sell and convey to Westcore Properties AC, LLC, a Delaware limited liability company (“Purchaser”), and Purchaser agrees to buy, upon the terms and conditions hereof, that certain tract of land consisting of approximately 8.86 acres, now known as and numbered 2241, 2243, and 2245 Lundy Avenue, San Jose, Santa Clara County, California (the “Land”), as more particularly described on Exhibit A attached hereto and made a part hereof, along with all rights, privileges, and appurtenances relating or pertaining thereto, including, without limitation, the following:

a.             Any buildings, fixtures, equipment and other improvements situated on, over and/or under the Land (collectively, the “Improvements”);

b.             All and singular the rights and appurtenances pertaining to the Land and/or the Improvements, including, without limitation, all right, title and interest of Seller in and to adjacent streets, roads, alleys, easements and rights-of-way, water rights, air rights, mineral rights, development rights and all awards made or to be made in connection therewith (collectively, the “Appurtenances”);

c.             All personal property (“Personal Property”) owned by Seller (if any) located in or about the Land and Improvements and not utilized by Seller in its operation of its business but rather utilized for purposes of operating and maintaining the Property (as hereinafter defined), specifically excluding the Personal Property set forth on Exhibit G attached hereto and made a part hereof;

d.             To the extent they are transferable, all certificates, licenses, permits, authorizations, approvals, no action letters and similar assurances (including, without limitation, all environmental permits, zoning variances, plat approvals, site plan approvals, development permits and/or building permits) granted or issued by a private person or by any governmental or quasi-governmental authority and which relate to the Land and/or Improvements and all other intangible property and tradenames which relate to the Land and/or Improvements (collectively, the “Intangible Property”); and

e.             Two (2) license agreements for use of a portion of the Improvements, as more particularly described in Exhibit E attached hereto (collectively, the “Licenses” and, together with the Land, Improvements, Appurtenances, Personal Property and Intangible Property, collectively, the “Property”).

1.             Leaseback.  At Closing (as hereinafter defined), Seller, as tenant, and Purchaser, as landlord, shall enter into a lease of the Property substantially in the form of Exhibit B attached hereto and made a part hereof (the “Lease”), whereby Seller shall lease back the Land, Personal Property and Improvements from Purchaser upon the terms and conditions set forth in the Lease.  All of Seller’s obligations hereunder shall be subject to the condition that, on or before Closing, Purchaser shall have executed and delivered to Escrow Agent (as hereinafter defined) duly signed originals of the Lease.  All of Purchaser’s obligations hereunder shall be subject to the condition that, on or before Closing, Seller shall have executed and delivered to Escrow Agent duly signed originals of the Lease.

2.             Purchase Price and Escrow Deposit.  The total purchase price for the Property shall be Nineteen Million Eight Hundred Eighty-Five Thousand Dollars ($19,885,000.00) (the “Purchase Price”).

The sum of $250,000.00 (the “Escrow Deposit”) shall be deposited by Purchaser within one (1) business day after the full execution of this Agreement by Seller and Purchaser, with Chicago Title Insurance Company, 110 W. Taylor Street, San Jose, CA  95110, Attn: Sharman McKenna (the “Title Company” or “Escrow Agent”).  The balance of the Purchase Price remaining after deduction of the Escrow Deposit and after taking into account the adjustments and prorations provided for herein, shall be paid by federal funds wire transfer by Purchaser to the Escrow Agent on or before the Closing.  Upon the earlier to occur of (A) one (1) business day following the expiration of the Review Period (as hereinafter defined), or (B) Purchaser’s waiver of the right to terminate this Agreement during the Review Period (such earlier date being hereinafter referred to as the “Contingency Expiration Date”), the Escrow Deposit shall be deemed non-refundable, but shall be applicable to the Purchase Price at Closing.  The Title Company shall deposit the Escrow Deposit in one or more interest bearing accounts with a bank or other financial institution reasonably acceptable to Purchaser and Seller.  Interest earned on the Escrow Deposit shall be deemed a portion of the Escrow Deposit.  The Escrow Deposit shall be applied toward the payment of the Purchase Price at the Closing, or otherwise disbursed in accordance with this Agreement.

3.             Title Report; Survey; Additional Information.

a.             Purchaser may, at its option, obtain (i) a current report of the title to the Property (the “Title Report”), and/or (ii) a survey and field note legal description of the Property (the “Survey”).

b.             Seller shall furnish to Purchaser, within five (5) business days after the Effective Date, all of the materials specified on Exhibit C attached hereto (collectively, the “Due Diligence Materials”) (provided such items are in Seller’s or Seller’s property manager’s possession or control).

Purchaser acknowledges and agrees that Seller has not verified and shall not verify the accuracy, completeness or any other aspect of the Due Diligence Materials, the Title Report, or the Survey.  Seller shall make the Due Diligence Materials available to Purchaser solely as an accommodation to Purchaser, without representation or warranty of any kind or nature.

c.             Purchaser shall have thirty (30) days from the Effective Date (as hereinafter defined) to object in writing to any title exceptions (the “Title Objections”) shown on the Title Report and/or the Survey by giving written notice to Seller; provided that matters not objected to in writing by Purchaser within such 30-day period shall be deemed to be acceptable to Purchaser and to be permitted exceptions.  Seller shall have a period of five (5) business days after Seller’s receipt of the Purchaser’s title objection notice (i) to remove, or agree to remove prior to the Closing, some or all of the Title Objections and to inform Purchaser of the same, or (ii) to advise Purchaser, in writing, that Seller will not agree to remove some or all of the Title Objections (the “Title Response Notice”).  If Seller fails to timely deliver to Purchaser the Title Response Notice, it shall be conclusively deemed that Seller has elected not to remove any of the Title Objections.  The Review Period shall be automatically extended for up to five (5) business days following the earlier of Purchaser’s receipt of the Title Response Notice or Seller’s deemed election to not remove any of the Title Objections.  If Seller advises Purchaser in its Title Response Notice that it will not remove nor agree to remove some or all of the Title Objections (or Seller is deemed to have so advised Purchaser), then Purchaser shall have until 5:00 p.m. (Pacific Time) on the Contingency Expiration Date to advise Seller, in writing, whether Purchaser elects to waive such objections and proceed with the acquisition of the Property without adjustment of the Purchase Price or to terminate this Agreement.  If Purchaser terminates this Agreement pursuant to this Section 3, Purchaser shall be entitled to the return of the Escrow Deposit.  Failure by Seller to remove (or to inform Purchaser that Seller has or has not removed) those specified exceptions which Seller has agreed to remove in the Title Response Notice on or before the fifth (5th) business day prior to the Closing Date shall not be deemed a default on the part of Seller, but Purchaser shall have the right either (x) to withdraw its objections in writing and proceed with Closing without any adjustment to the Purchase Price, or (y) to terminate this Agreement and be entitled to the return of the Escrow Deposit.  Notwithstanding anything herein to the contrary, by the Closing Date, Seller shall remove or cause to be removed all voluntary monetary liens or encumbrances affecting the Property other than current taxes and assessments not yet due and payable.  Any exceptions to title that are either accepted or waived by Purchaser hereunder shall be referred to as “Permitted Exceptions.”

d.             Seller and Purchaser each acknowledge and agree that some of the utilities and other infrastructure servicing the Property may be shared with adjacent property occupied by Seller, and that easements and/or reciprocal easements may be necessary in order to allow the continued post-Closing shared use of such infrastructure.  During the Review Period (as hereinafter defined), Seller and Purchaser shall mutually determine in good faith whether any such easements are in fact necessary.   If any such easements are so determined to be necessary, at Closing Seller and Purchaser shall execute appropriate easement agreements, in form and substance reasonably satisfactory to both parties.

4.             Closing; Closing Documents.

a.             The Closing of this transaction (the “Closing”) shall mean the date that the Grant Deed (as hereinafter defined) is recorded in the official records of Santa Clara County, California and possession of the Property is delivered to Purchaser.  Unless otherwise agreed to in writing by the parties, escrow shall close on or before that date which is fifteen (15) days after the Contingency Expiration Date (the “Closing Date”).  Upon execution of this Agreement, the parties hereto shall deposit a copy of an executed counterpart of this Agreement with Escrow Agent and this instrument shall serve as the instructions to Escrow Agent for the purchase and sale contemplated hereby.  Seller and Purchaser agree to execute such additional and supplementary escrow instructions as appropriate to enable the Escrow Agent to comply with the terms of this Agreement; provided, however, that in the event of any conflict between this Agreement and any supplementary escrow instructions, this Agreement shall control.

b.             Possession of the Property shall be delivered to Purchaser at Closing free and clear of any and all liens, restrictions or other encumbrances other than the Permitted Exceptions, as provided above.  Seller agrees to deliver at Closing, the following:  (i) a duly executed grant deed conveying the Property to Purchaser in the form attached hereto as Exhibit B (the “Grant Deed”); (ii) evidence of Seller’s authority to consummate the contemplated transaction reasonably satisfactory to the Title Company and Purchaser; (iii) a non-foreign certificate satisfactory for compliance with Internal Revenue Service reporting purposes and a duly executed California Form 593-C; (iv) an affidavit in form reasonably and customarily required by the Title Company sufficient for the Title Company to issue to Purchaser an ALTA Owner’s Policy of Title Insurance (Form B, rev. 10/17/70) on the Property in the amount of the Purchase Price (the “ALTA Title Policy”); (v) the duly executed Lease; (vi) two (2) original counterparts of a general assignment, in the form attached hereto as Exhibit E for the Licenses, Permits and Warranties, duly executed by Seller; (vii) two (2) originals of a bill of sale, in the form attached hereto as Exhibit F, transferring the Personal Property to Purchaser, duly executed by Seller; and (viii) any other documents as may be necessary to comply with Seller’s obligations under this Agreement.

c.             At Closing, the Purchase Price shall be paid by Purchaser to Seller by federal funds wire transfer or other funds acceptable to Seller, subject to adjustments under Section 6 hereof. At Closing, Purchaser agrees to deliver to Seller a duly executed original of the Lease together with any notice or memorandum of lease required thereby, and any other documents as may be necessary to comply with Purchaser’s obligations under this Agreement.

5.             Liquidated Damages.

a.             SHOULD PURCHASER DEFAULT IN ITS MATERIAL OBLIGATIONS UNDER THIS AGREEMENT, SELLER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT UPON WRITTEN NOTICE TO ESCROW AGENT AND TO RECEIVE THE ESCROW DEPOSIT THERETOFORE PAID BY PURCHASER UNDER THIS AGREEMENT WHICH AMOUNT IS NOT INTENDED TO BE A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677 (AS SAID LAWS MAY BE MODIFIED, REPLACED AND SUPPLEMENTED) AND SUCH SUM SHALL BE PAID TO AND RETAINED BY SELLER AS SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST PURCHASER, AT LAW OR IN EQUITY; PROVIDED HOWEVER, THAT THE REMEDY OF LIQUIDATED DAMAGES SET FORTH IN THIS SECTION SHALL NOT LIMIT, AND SHALL NOT BE DEEMED TO LIMIT, IN ANY WAY THE REMEDIES AVAILABLE TO SELLER UNDER SECTIONS 8.a AND 14 OF THIS AGREEMENT, AND/OR SELLER’S RIGHT TO RECOVER ACTUAL DAMAGES FOR PURCHASER’S BREACH OF ANY OF THE WARRANTIES AND REPRESENTATIONS OF PURCHASER CONTAINED IN THIS AGREEMENT, PROVIDED THAT SUCH BREACH IS DISCOVERED BY SELLER FOLLOWING DELIVERY OF THE DEED AND AS A RESULT OF SUCH BREACH SELLER IS REQUIRED TO RETURN ALL OR ANY PORTION OF THE PURCHASE PRICE TO A CLAIMANT.  SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389.  THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A MATERIAL DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE.  THEREFORE, THE PARTIES ACKNOWLEDGE THAT THE ESCROW DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST PURCHASER, AT LAW OR IN EQUITY, IN THE EVENT OF A MATERIAL DEFAULT UNDER THIS AGREEMENT ON THE PART OF PURCHASER.  SELLER AND PURCHASER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller’s Initials	Purchaser’s Initials

b.             Should Seller default in its material obligations under this Agreement for any reason, Purchaser, as its sole right and remedy at law or in equity, may either (i) terminate this Agreement upon written notice to Seller, whereupon Purchaser shall be entitled to receive an immediate return of the Escrow Deposit theretofore paid under this Agreement, plus, within five (5) business days after receipt of reasonable evidence verifying such costs, all of Purchaser’s actual out of pocket costs incurred in connection with this transaction and Purchaser’s due diligence with respect to the Property up to the maximum of $100,000, or (ii) seek the remedy of specific performance against Seller.

c.             In the event of any dispute or either party hereto defaults (or is alleged to have defaulted) in the performance of any of the terms, covenants, agreements or conditions contained in this Agreement, and the other party hereto places the enforcement of this Agreement, or any part hereof, in the hands of attorneys, or files suit upon the same, the non-prevailing party agrees to pay the reasonable attorneys’ fees and all court costs of the prevailing party.

6.             Prorations; Closing Costs.  Seller shall pay any transfer taxes assessed by the County of Santa Clara.  Seller and Purchaser shall each pay fifty percent (50%) of any transfer taxes assessed by the City of San Jose.  Any other transfer, documentary, sales, use, registration, value-added and real estate transfer taxes and any similar taxes, recording fees, and related fees incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be prorated in accordance with county custom.  Notwithstanding the preceding sentences, any real estate taxes and assessments or other municipal charges due and payable as of the Closing shall be paid in full at Closing by Seller, and all other such real estate taxes, assessments, municipal charges, other recurring expenses normal to the operation and maintenance of the Property and not payable by Seller as the tenant under the Lease, and other items customarily adjusted between buyers and sellers in the vicinity of the Property, shall be prorated as of the Closing; provided, however, Seller shall be solely responsible for the payment of all (a) water, sewer and utility charges and other recurring expenses which are payable by Seller as the tenant under the Leases and (b) all supplemental taxes levied, assessed or otherwise accrued which are applicable to any period of time prior to the Closing Date.  If the tax figures used for the closing adjustments are based on estimated figures, the parties agree to make any necessary adjustments between themselves when the actual figures for the year of Closing are known.  All agreements between Seller and Purchaser set forth in this Agreement relating to the proration and payment of any items set forth in this Section 6 and any subsequent adjustment of amounts for such items following the Closing shall survive the Closing and shall not merge therein.  Except as is otherwise provided herein, each party shall pay its own attorneys’ fees, and all other closing costs shall be allocated as is customary in the vicinity of the Property.  Seller shall pay 50% of all escrow costs and 100% of the title insurance premiums for an owner’s standard form California Land Title Association title insurance policy, issued by the Title Company in the amount of the Purchase Price.  Purchaser shall pay 50% of all escrow costs and 100% of the costs of (i) any endorsements to such title insurance policy (excluding those endorsements, if any, required by the Title Company to be obtained in order to cause the removal from title of the Title Objections which Seller has agreed to remove in accordance with the provisions of Section 3.c above, the cost of which shall be paid by Seller) and/or any additional costs for an ALTA form policy, and (ii) the Title Report, the Survey, and any due diligence performed by or at the request of Purchaser.

7.             Damage and Condemnation.

a.             If, prior to the Closing, (i) the Property is destroyed or damaged and such destruction or damage shall cost more than $250,000.00 to repair, (ii) the Property becomes subject to a taking by virtue of eminent domain, or (iii) any casualty or condemnation proceeding affecting the Property would allow Seller, as tenant, to terminate any or all of the Leases or abate rent as a result of such occurrence (unless Seller waives, in writing, such right to abate rent), Purchaser may terminate this Agreement, whereupon the Title Company shall return the Escrow Deposit to Purchaser immediately.  If any destruction or damage shall cost less than $250,000.00 to repair, or if Purchaser otherwise does not elect to terminate this Agreement hereunder, then Purchaser shall close on the purchase of the Property without adjustment of the Purchase Price except as otherwise set forth in this Section 7, and Seller shall assign to

Purchaser all interest of Seller in and to any condemnation awards or insurance proceeds which may be payable to Seller on account of such occurrence; provided that, if any such awards or proceeds are actually paid prior to the Closing, Seller shall be entitled to retain such awards or proceeds and Purchaser shall be entitled to a credit against the Purchase Price in an amount equal to the amount of such awards or proceeds retained by Seller up to the amount of the Purchase Price.

b.             For purposes of any repairs or replacements of non-material damage under this Section 7.b, the Closing Date may be extended, at Purchaser’s or Seller’s election, for a reasonable time to allow for the parties to ascertain the cost of such repairs or replacements to be made, not to exceed thirty (30) days.

8.             Purchaser Review Period and Termination Rights.

a.             Purchaser shall have a period of time (the “Review Period”) consisting of thirty (30) days following the Effective Date, in which to investigate and review the status of the physical condition of the Property.  Purchaser shall have the right, upon at least 24 hours prior notice to Seller and at reasonable times, to go on the Property and conduct all inspections, tests, and other studies that Purchaser deems necessary or advisable; provided that all such inspections shall be at Purchaser’s sole risk and expense and if the Closing does not occur, the Property shall be restored substantially to its present condition in the event of any damage caused by any such tests or studies. Purchaser shall not materially disturb the ongoing activities of Seller at the Property.  All costs and expenses related to Purchaser’s inspection of the Property shall be paid by Purchaser, and Purchaser agrees to indemnify and hold Seller harmless from and against all such costs and expenses.  Purchaser shall not permit any liens to attach to the Property by the reason of the exercise of Purchaser’s rights hereunder.  Purchaser will indemnify and hold Seller harmless from and against any and all liens by contractors, subcontractors, materialmen or laborers performing work or tests for Purchaser, and from and against any and all claims for all losses, costs and/or damages by Seller and/or third parties arising out of the conduct of such work and tests and/or any other activities of Purchaser or Purchaser’s employees or agents on the Property; provided, however, any such indemnity and defense will not include any claims or damages caused by the negligence or willful misconduct of Seller, any pre-existing conditions, or the effects of the discovery of the presence of any hazardous materials (provided that Purchaser exercises due care upon the discovery of any hazardous materials and shall take all commercially reasonable appropriate measures to prevent any migration of such hazardous materials).  Upon Seller’s written request and without any warranty of any kind nor the ability of Seller to rely thereon or otherwise re-use such materials, Purchaser shall make available to Seller copies of any third party reports or studies prepared on behalf of Purchaser with respect to its investigation of the Property.  Prior to entering the Property, Purchaser shall provide to Seller a certificate of insurance evidencing comprehensive general liability coverage in the amount of at least $1,000,000, naming Seller as an additional insured with respect to the Property.  The provisions of this Section 8.a shall survive the Closing or any earlier termination of this Agreement for a period of one (1) year.

b.             Seller hereby agrees that, if Purchaser shall not be satisfied (in Purchaser’s sole and subjective discretion) with the due diligence performed pursuant to the foregoing Section 8.a, Purchaser may terminate this Agreement by giving written notice of termination to Seller before the expiration of the Review Period.  If the termination notice provided in this Section 8.b is timely given, then in such event, the Agreement will terminate and the Title Company shall be obligated to immediately return the Escrow Deposit to Purchaser.  If such termination notice is not timely given, then Purchaser shall be deemed to have disapproved of such due diligence and in such event, this Agreement shall automatically terminate and the Escrow Agent shall be obligated to immediately return the Escrow Deposit to Purchaser.  If Purchaser is satisfied with such due diligence, Purchaser may waive the foregoing termination right by giving written notice of such waiver to Seller before the expiration of the Review Period.

c.             Following the Contingency Expiration Date, Purchaser’s obligation to consummate the purchase of the Property shall be subject to the satisfaction of the following conditions (collectively, the “Closing Conditions”):

(1)           All of Seller’s representations and warranties contained in or made pursuant to this Agreement shall have been true and correct in all material respects when made and, as of the Closing Date, such representations and warranties shall be true and correct in all material respects and no fact or condition shall exist which is materially and adversely inconsistent with such representations and warranties.

(2)           The physical condition of the Property shall be substantially the same on the Closing Date as on the Effective Date, reasonable wear and tear and (subject to Section 7 above) loss by casualty excepted, and, as of the Closing Date, there shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever, pending or threatened, which after Closing would, in Purchaser’s reasonable discretion, materially and adversely affect the value of the Property or the ability of Purchaser to operate the Property as intended by Purchaser.

(3)           [Intentionally Omitted.]

(4)           Seller delivering to Purchaser all documents required for the Closing hereunder, including without limitation, the documents and instruments specified in Section 4.b, above.

(5)           At the Closing the Title Company shall be irrevocably committed to issue to Purchaser the ALTA Title Policy pursuant to Section 4.b, above.

(6)           On the Closing Date, Seller shall deliver to Purchaser (or shall have previously delivered) originals, or copies to the extent originals are not available, of the Plans (defined in Exhibit B); and all operating manuals, service records and similar documents for the elevators, HVAC and other equipment and building systems.

(7)           All other conditions to Purchaser’s obligation to consummate the Closing set forth in the Agreement shall be satisfied by the Closing Date.

d.             If any of the Closing Conditions are not satisfied or waived, in writing, by Purchaser by the Closing Date, Purchaser shall notify Seller in writing of those Closing Conditions which have not been satisfied or otherwise waived by Purchaser (the “Closing Conditions Failure Notice”).  Seller shall have five (5) business days after Purchaser has delivered to Seller the Closing Conditions Failure Notice (and the Closing Date shall be extended if necessary to give Seller such five (5) business day period) to notify Purchaser in writing of Seller’s election either to (i) take such actions as may be necessary to cure such matters to Purchaser’s satisfaction prior to the Closing (as same may be extended), or (ii) advise Purchaser that Seller will not cure such matters (the “Seller’s Conditions Notice”).  If Seller elects not to cure such matters, then within five (5) business days after Purchaser’s receipt of the Seller’s Conditions Notice (and the Closing Date shall be extended if necessary to give Purchaser such five (5) business day period), Purchaser, may at its option either (x) proceed with the Closing without adjustment of the Purchase Price, or (y) terminate this Agreement by delivering written notice thereof to Seller and have the Escrow Deposit returned to Purchaser, as Purchaser’s sole and exclusive remedy at law or in equity.  If Purchaser elects to terminate this Agreement, neither Seller nor Purchaser shall have any further liability or obligations hereunder.  If Seller elects to cure such matters as set forth in the Closing Conditions Failure Notice, Seller shall promptly use diligent efforts to cure same and the Closing Date shall be extended for a period of time acceptable to both Seller and Purchaser to enable Seller to accomplish same.  Failure by Purchaser to notify Seller of the approval or waiver by Purchaser of any of the contingencies set forth in this Agreement shall be deemed disapproval by Purchaser of such matters.

9.             Representations, Warranties and Covenants of Purchaser.  Purchaser represents and warrants to and covenants with Seller as follows:

a.             Purchaser is a limited liability company duly organized, validly existing and in corporate and tax good standing under the laws of the state of its incorporation.

b.             Purchaser has all requisite power and authority to execute and deliver this Agreement and any associated agreements to which it is a party and to perform its obligations hereunder and thereunder, without the joinder or consent of any other person or other party.

10.          Representations, Warranties and Covenants of Seller.  Seller represents and warrants to and covenants with Purchaser as follows:

a.             Seller has good record title to the Property.

b.             Seller is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the state of its incorporation.  Seller has all requisite power and authority to execute and deliver this Agreement and any associated agreements to which it is a party and to perform its obligations hereunder and thereunder, without the joinder or consent of any other person or other party.

c.             There is no pending condemnation or similar proceeding affecting the Property.

d.             There are no legal actions, suits or other legal or administrative proceedings pending which would affect Seller’s interest in the Property.

e.             Other than the Licenses, there are no leases, licenses, subleases or occupancy agreements with respect to the Property in effect and no person or party other than Purchaser has any right or option to lease, purchase, occupy, use or possess the Property, or any portion thereof or any interest therein.

f.              To Seller’s actual knowledge, without duty of investigation, there are no material physical defects of the Property or any off-site improvements and all such items are in good operating condition and repair and in compliance with all applicable governmental laws and regulations.

g.             Seller has no knowledge of any previous or present release, remediation, generation, storage, disposal or existence on, in or under the Property of any hazardous materials and Seller has not generated, released, stored, or disposed of any hazardous materials on, in or under the Property in violation of any laws, statutes, orders or regulations.

h.             All Contracts (as defined in Exhibit C) held by Seller as tenant under the Leases shall be maintained by Seller, as tenant, in accordance with the provisions of the Leases.

i.              There are no property or asset management agreements in effect with respect to the Property.

11.          Limitation of Survival.  The covenants, representations and warranties of Purchaser and Seller set forth above and contained elsewhere in this Agreement shall survive and be enforceable after the Closing for a limited period of nine (9) months following the Closing (the “Survival Period”).

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN SECTION 10 HERETO, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY INCLUDING WITHOUT LIMITATION WITH RESPECT TO ANY HAZARDOUS SUBSTANCE OR ENVIRONMENTAL MATTERS, IT BEING SPECIFICALLY UNDERSTOOD BY PURCHASER THAT, EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 10 HERETO, THE PROPERTY IS BEING SOLD AND TRANSFERRED “AS IS” IN ALL RESPECTS.  SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF PURCHASER’S, WHETHER OR NOT SELLER HAS BEEN MADE AWARE OF ANY SUCH PURPOSE.

12.          Limitation of Liability.  Seller shall not be liable for any amounts with respect to the breach of a representation, covenant, or warranty unless and until such amounts shall exceed, in the aggregate, fifty thousand dollars ($50,000) (the “Limitation Amount”) (in which case Seller shall only be liable with respect to the excess over the Limitation Amount).  Seller shall have no liability with respect to any such matter for individual amounts of less than ten thousand dollars ($10,000) until such amounts, in the aggregate, exceed the Limitation Amount, in which case Seller shall only be liable with respect to the excess over the Limitation Amount.  In no event shall Seller’s liability with respect to the breach of covenants, representations and warranties exceed twenty-five percent (25%) of the Purchase Price in the aggregate.

13.          Due Diligence.  Purchaser agrees that it will have engaged in the entire due diligence effort it deems appropriate as of the end of the Review Period.  The sale of the Property is on an “AS IS, WHERE IS” basis, and is based solely upon the results of such due diligence without reliance upon the representations or statements of Seller, other than as expressly set forth in Section 10.

14.          Brokers.  Purchaser agrees to pay a commission to Commercial Property Services/CORFAC International (the “Broker”), which commission shall be payable at the Closing pursuant to a separate written agreement between Purchaser and the Broker.  It is agreed that if any other claims for brokerage commissions or fees are ever made against Seller or Purchaser in connection with this transaction, all such claims shall be handled and paid by the party whose commitments form the basis of such claim.  It is further agreed that each party agrees to indemnify and hold harmless the other from and against any and all other such claims or demands with respect to any brokerage fees or agents’ commissions or other compensation asserted by any other person, firm or corporation in connection with this Agreement or the transactions contemplated hereby insofar as any such claim or demand is based upon a contract, commitment or other actions of the indemnifying party.  The provisions of this Section shall survive the Closing.

15.          Assignment of Agreement.  Without being relieved of any liability under this Agreement, Purchaser reserves the right to take title to the Property in a name or nominee other than Purchaser.  Purchaser may assign its rights and delegate its obligations under this Agreement to (i) any affiliated or related entity of Purchaser, or (ii) any entity in which Purchaser or an affiliated or related entity of Purchaser is a member or partner, without first obtaining Seller’s consent thereto; provided that, Purchaser delivers to Seller prior written notice thereof and a copy of any assignment agreement.  No assignment by Purchaser shall relieve Purchaser of its obligations under this Agreement.

16.          Purchaser Audit Rights.  To the extent not previously delivered to Purchaser, Seller shall provide, or cause to be provided, to Purchaser and Dividend Capital copies of and shall grant Purchaser and Dividend Capital access to, such factual information relating to the Property (the “Disclosure Information”) that is reasonably requested by Purchaser and Dividend Capital and is in Seller’s possession or control, to enable Dividend Capital to make the necessary filings as and when such filings with the Securities and Exchange Commission are required and to otherwise permit Dividend Capital to comply with laws applicable to public companies, generally.  Seller shall have no obligation to assume any liability as a result of such cooperation, and Purchaser acknowledges and agrees that all Disclosure Information delivered by Seller to Purchaser, Dividend Capital and its auditor will be delivered as a convenience only and that any reliance on or use of such Disclosure Information shall be at the sole risk of Purchaser, Dividend Capital and its auditor. Purchaser, on behalf of itself and Dividend Capital, acknowledges and agrees that none of Seller, any affiliate of the Seller or the person or entity that prepared such Disclosure Information delivered to Purchaser, Dividend Capital or its auditor shall have any liability to Purchaser, Dividend Capital or it auditor for any inaccuracy in or omission from any Disclosure Information.  The obligations of Purchaser under this Section 16 shall survive the Closing.

17.          Miscellaneous.

a.             Time is of the essence of this Agreement.

b.             This Agreement constitutes the entire agreement of the parties hereto, supersedes any prior agreement with respect to the subject matter hereof, and may not be modified, amended or supplemented except by a written agreement signed by Seller and Purchaser and dated subsequent to the date hereof.  If any provision of this Agreement shall be held invalid or unenforceable, the remainder of the Agreement shall not be affected thereby.  This Agreement may not be recorded.

c.             This Agreement shall be enforced, construed and interpreted under the laws of the State of California.

d.             Any notice hereunder must be in writing, and shall be effective (i) three (3) days after deposit in the United States Mail, Certified Return Receipt Requested, (ii) one (1) day after deposit with a recognized overnight courier service, or (iii) upon receipt (or refusal of receipt) if delivered via personal delivery or facsimile, addressed to the parties as set forth below (or such other address as may be designated from time to time, in writing, as provided in this Section):

To Seller:	Flextronics International USA, Inc.
2090 Lundy Avenue
San Jose, CA 95131
Attention: Timothy Stewart
Phone number: 408.576.7746
Facsimile number: 408.428.0859
E-mail: tim.stewart@flextronics.com

with a copy to:	Robins, Kaplan, Miller & Ciresi L.L.P.
800 Boylston Street
Boston, MA 02199
Attention: Mark S. LaConte, Esq.
Phone number: 617.859.2785
Facsimile number: 617.859.2726
E-mail: mslaconte@rkmc.com

To Purchaser:	WESTCORE PROPERTIES AC, LLC
235 Pine Street, Suite 1150
San Francisco, California 94104
Attention: Neil Johnson
Phone number: 415-391-8400
Facsimile number: 415-391-8406
E-mail: njohnson@westcore.net

with a copy to:	WESTCORE PROPERTIES AC, LLC
4445 Eastgate Mall, Suite 210
San Diego, California 92121
Attention: Diane Robertson
Phone number: (858) 625-4100 ext. 223
Facsimile number: (858) 678-0060
E-mail: drobertson@westcore.net

with a copy to:	Real Estate Law Group, LLP
2330 Marinship Way, Suite 211
Sausalito, California 94965
Attention: Bonnie Frank, Esq.
Phone number: 415-331-2555
Facsimile number: 415-331-7272
E-mail: bfrank@relg.com

e.             The “Effective Date” of this Agreement shall be the date on which the Title Company shall have received a copy of this Agreement signed by the Seller and Purchaser, and the Escrow

Deposit.  The Title Company’s receipt shall be conclusive as to the Effective Date, and the Title Company shall notify Purchaser and Seller of the Effective Date.

f.              This Agreement may be executed in counterparts, each of which will be an original and all of which taken together shall constitute one contract.  The parties agree that the delivery of an executed copy of this Agreement by facsimile shall be legal and binding and shall have the same full force and effect as if an original of this Agreement had been delivered.  Facsimile signatures of this Agreement shall be binding upon the parties, provided that hard copies of such signatures are delivered (as specified herein) within forty-eight (48) hours thereafter.

g.             If any date set forth in the Agreement for the performance of any obligation by Purchaser or Seller for the delivery of any instrument or notice should be on a Saturday, Sunday or legal holiday, the compliance with such obligation or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday, or legal holiday.  For purposes of this paragraph “legal holiday” shall mean any state or federal holiday for which financial institutions or post offices are generally closed in the vicinity of the Property, for the observance thereof.

h.             This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns wherever the context so requires or admits.

i.              Seller agrees that Purchaser shall have no liability whatsoever as a successor in interest for any contracts or agreements entered into by Seller prior to Closing in connection with its ownership or operation of the Property or the use, occupancy or construction of the Improvements located thereon; and Seller shall fully perform all of its commitments and obligations under any such contracts and agreements and shall indemnify and defend Purchaser against (by counsel reasonably acceptable to Purchaser) and hold Purchaser and its partners and members harmless from any and all losses, costs, damages, liabilities and expenses, including without limitation reasonable attorneys’ and experts’ fees and costs and brokerage commissions with respect to such contracts and agreements referenced herein.

j.              Seller and Purchaser shall cooperate with one another at reasonable times and on reasonable conditions and shall execute and deliver such instruments and documents as may be necessary in order fully to carry out the intent and purposes of the transaction contemplated hereby.  Except for such instruments and documents as the parties are obligated to deliver by the terms of this Agreement, such cooperation shall be without additional cost or liability.  The provisions of this section shall survive the Closing.

k.             Purchaser shall have the right (provided Purchaser has notified Seller in writing at least seven (7) days prior to the date set for the Closing) to assign its rights (but not delegate its obligations) under this Agreement to an accommodator, pursuant to an agreement reasonably acceptable to both Seller and Purchaser, which will enable Purchaser to accomplish a deferred exchange in accordance with the provisions of Section 1031 of the Internal Revenue Code, as amended.  The parties shall cooperate with one another in such exchange provided that: (i) Seller shall not incur any additional liability or financial obligation as a consequence of Purchaser’s exchange; (ii) any such exchange shall in no way increase the amount of monies for which Seller is obligated to pay under the provisions of this Agreement; (iii) Seller shall not be required to accept title (beneficial or legal) to any parcel or parcels of other real property;

(iv) Purchaser shall defend, protect, indemnify and hold Seller harmless from any and all liabilities, claims, losses, or expenses which Seller incurs, or to which Seller may be exposed, as a result of Seller’s participation in the exchange contemplated herein, including, but not limited to, reasonable attorneys’ fees and other costs of defense; and (v) all covenants of Purchaser as set forth in this Agreement shall not be affected or limited by Purchaser’s use of an exchange accommodator.  The performance by the parties of their obligations under this Agreement shall not be contingent upon Purchaser’s ability to effectuate an exchange, provided that Seller does not take any acts or fail to take any acts which materially and adversely affects Purchaser’s ability to effectuate such an exchange.

l.              If for any reason, any provision of this Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Agreement and to the extent any provision of this Agreement is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.

m.            The acceptance of a deed by Purchaser or its nominee or assignee, as the case may be, shall be deemed to merge and be a full performance and discharge of every agreement and obligation of Seller herein contained or expressed, except such as are, by the express terms hereof, to be performed after the delivery of said deed, including, but not limited to, the continued effectiveness of Seller’s representations and warranties contained herein which shall neither terminate nor be deemed merged until the end of the Survival Period (provided no claim has been brought by Purchaser prior to the end of the Survival Period).

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the dates indicated below.

SELLER:

FLEXTRONICS INTERNATIONAL USA, INC.,
a California corporation

By:
Name:
Title:

Date executed by Seller: , 2006

PURCHASER:

WESTCORE PROPERTIES AC, LLC,
a Delaware limited liability company

By:
Name:
Title:

Date executed by Purchaser: , 2006

The undersigned hereby acknowledges receipt of a fully executed copy of this Agreement and the “Escrow Deposit” required hereunder, and agrees to perform the duties of the Title Company, including disbursement of the Escrow Deposit, strictly in accordance with the terms of this Agreement.

TITLE COMPANY:

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

Date:	, 2006

EXHIBIT A

LEGAL DESCRIPTION OF LAND

All that certain Real Property in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Beginning at the intersection of the Northeasterly line of that certain 5.163 acre parcel of land with the Southeasterly line of that certain 30 foot Right-of-Way, for ingress and egress and public utilities, as shown on that certain Map entitled, Record of Survey in the Milpitas Rancho, Santa Clara County, California, for Jacinto Siquig and Royal Bear Broadcosters Inc.”, which Map was filed for Record in the Office of the Recorder of the County of Santa Clara, State of California on February 24, 1966, in Book 205 of Maps, at Page 44; thence from said Point of Beginning and along the Southeasterly line of said 30 foot Right-of-Way, S. 51 deg. 34’ 50” W. 100.00 feet to a point; thence leaving last said line and parallel with the Northeasterly line of said 5.163 acre parcel of land, S. 38 deg. 35’ E. 200.00 feet to a point; thence parallel with the said Southeasterly line of said 30 foot Right-of-Way, N. 51 deg. 34’ 50” E. 100.00 feet to a point on the Northeasterly line of said 5.163 acre Parcel of Land; thence along the Northeasterly line of said 5.163 acre parcel of land, N. 38 deg. 35’ W. 200.00 feet to the Point of Beginning.

PARCEL TWO:

Commencing at the intersection line of the Northeasterly line of  that certain 5.163 acre parcel of land, with the Southeasterly line of that certain 30 foot Right-of-Way, for ingress and egress and public utilities as shown on that Map entitled, Record of Survey in the Milpitas Ranch, Santa Clara County, California, for Jacinto Siquig and Royal Bear Broadcaster, Inc, which Map was filed for Record in the Office of the Recorder of the County of Santa Clara, State of California on February 24, 1966 in Book 205 of Maps, at Page 44; thence along the Southeasterly line of said 30 foot Right-of-Way, S. 51 deg. 34’ 50” W. 100.00 feet to the True Point of Beginning of this description; thence from said True Point of Beginning and leaving last said line and parallel with the Northeasterly line of said 5.163 acre parcel of land, S. 38 deg. 35’ E. 200.00 feet to a point; thence parallel with said Southeasterly line of said 30 foot Right-of-Way, N. 51 deg. 34’ 50” E. 100.00 feet to a point on the Northeasterly line of said 5.163 acre parcel of land, S. 38 deg. 35’ E. 345.16 feet to the most Easterly corner thereof; thence along the Southeasterly line thereof, S. 58 deg. 30’ W. 343.91 feet to the most Southerly corner thereof; thence along the Southwesterly line thereof, N. 38 deg. 35’ W. 481.96 feet to the intersection thereof with the Southeasterly line of said 30 foot right of way; thence along the Southeasterly line of said 30 foot right of way, N. 37 deg. 30’ 40” E. 89.52 feet and N. 51 deg. 34’ 50” E. 154.39 feet to the Point of Beginning.

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PARCEL THREE:

All that certain Real Property in the City of San Jose, County of Santa Clara, State of California, described as follows:

Commencing at a railroad spike in the center line of Trimble Road at the Northwesterly terminus of the center line of the 40 foot wide right of way shown on Record of Survey Map, recorded in Book 115 of Maps, Page 40, Santa Clara County Records; thence along said center line of right of way, South 25° 35’ East 1442.66 feet to a 2” x 3” stake, and South 38° 35’ East 12.48 feet to an iron pipe at the most Northerly corner of that certain 11.926 acre tract described in Deed, Maria Coelho to Jacinto S. Siquig, et ux, recorded under Recorder’s File No. 845348, Santa Clara County Records and the True Point of Beginning of the tract of land to be described; thence from said True Point of Beginning along the boundaries of said 11.926 acre tract, South 51° 34’ 50” West 341.72 feet to an iron pipe, South 73° 02’ East 147.99 feet to an iron pipe, and South 37° 30’ 40” West 937.83 feet to an iron pipe, South 47° 19’ East 211.79 feet to an iron pipe, North 58° 30’ East 1144.93 feet to an iron pipe and North 38° 35’ West 709.44 feet to the True Point of Beginning.

Excepting therefrom that portion of said land conveyed to Royal Bear Broadcasters, Inc., a California Corporation by that certain Deed recorded January 21, 1966 in Book 7255, Page 480, Official Records of Santa Clara County.

Also excepting therefrom that portion of said land conveyed to Joe D. Chew and Siu Chow Chew, His Wife, as Joint Tenants by that certain Deed recorded March 13, 1969 in Book 8463, Page 567, Official Records of Santa Clara County.

PARCEL FOUR:

Being a portion of Parcel 16, as said parcel is shown on Sheet 5 of that certain Parcel Map of International Business Park as recorded January 28, 1977 in Book 388 of Maps, Pages 16 through 27, inclusive, said real property being more particularly described as follows:

Beginning at the most Southerly corner of said Parcel 16, said most Southerly corner being in the Easterly boundary of a 30 foot width strip of land shown as “L-20, Lands of Southern Pacific Industrial Development Co.” on said Parcel Map; Thence from said Point of Beginning measured along a Southeasterly boundary of said Parcel 16 N.37°30’24”E., 783.36 feet to the true point of commencement; Thence from said true point of commencement continuing along said Southeasterly boundary N.37°30’24”E. 155.66 feet to an Easterly corner of said Parcel 16, being a common corner of lands of Siquig as said lands are shown on said Parcel Map; Thence along a common boundary of said Parcel 16 and said lands of Siquig, N.73°07’26”W., 149.51 feet to said most Westerly corner of lands of Siquig and a common corner of Parcel 16; Thence Southerly, S.16°08’26”E., 173.73 feet to the true point of commencement.

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PARCEL FIVE:

A Right-of-Way, 40 feet wide described in the Deed from A. K. Whitton, et ux, to Manuel Vierra, Dated March 26, 1907, recorded March 26, 1907, in Book 314 of Deeds, Page 216, and granted by A. K. Whitton, et ux, to Manuel A. Silva, by Deed Dated January 24, 1910, recorded January 29, 1910 in Book 353 of Deeds, Page 371, the centerline of which is described as follows:

Beginning at a stake marked W-2 in the lands hereinabove described and running thence N. 38 deg. 35’ W., 2.87 chains and N. 25 deg. 35’ W., 21.86 chains to the lane beginning in the Easterly line of the Mission of Milpitas Road as described in that certain Deed made by Trimble Orchard Company, to A. K. Whitton of Record in Book 214 of Deeds, Page 259, together with the right to use said lane equally with said Grantor herein, his heirs and assigns.

Excepting therefrom all that portion lying Northerly of the Southerly line of Fortune Drive.

PARCEL SIX::

An easement for storm drainage and sanitary sewers, described as follows:

All that certain Real Property in the City of San Jose, County of Santa Clara, State of California, being a portion of Parcel A, as shown upon that certain Parcel Map recorded in Book 470 of Maps at Pages 39 and 40, Santa Clara County Records, more particularly described as follows:

Beginning at the intersection of the Westerly line of said Parcel A with the Southerly line of Forture Drive (40 half steet) as shown on said Parcel Map; thence from said Point of Beginning along the Northerly line of said Parcel A being also the Southerly line of Forture Drive, North 86 deg. 36’ 29” East 30.00 feet to the True Point of Beginning.

thence leaving said True Point of Beginning and Southerly line of Fortune Drive South 3 deg. 23’ 31” East 20.60 feet;

thence along line parallel with and distant Northeasterly 20.00 feet measured at right angles from the Westerly line of said Parcel A, South 25 deg. 34’ 30” East 272.45 feet;

thence South 51 deg. 36’ 01” West 37.22 feet to the Southeasterly line of said Parcel A;

thence along said Southwesterly line of Parcel A South 38 deg. 35’ 27” East 99.43 feet to the Southwesterly corner of said Parcel A;

thence along the Southerly line of said Parcel A North 86 deg. 36’ 29” East 18.36 feet;

thence leaving said Southerly line of Parcel A along a line parallel with and distant Northeasterly

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15.00 feet measured at right angles, North 38 deg. 35’ 27” West 84.96 feet;

thence North 51 deg. 36’ 01” East 36.94 feet;

thence along a line parallel with and distant Northeasterly 40.00 feet measured at right angles from said Westerly line of Parcel A, North 25 deg. 34’ 30” West 276.38 feet;

thence North 3 deg. 23’ 31” West 28.95 feet to the Southerly line of said Forture Drive;

Thence along said Southerly line of Fortune Drive South 86 deg. 36’ 29” West 25.00 feet to the True Point of Beginning.

PARCEL SEVEN:

Parcel 18, as shown upon that certain Parcel Map of International Business Park, which Map was filed for record on January 28, 1977 in Book 388 of Maps, at Pages 16 through 27, Santa Clara County Records.

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EXHIBIT B

FORM OF LEASE

See Attached

1

EXHIBIT C

DUE DILIGENCE MATERIALS

True and complete copies of the following documents which are in Seller’s or Seller’s property manager’s possession or control:

1.                                       A schedule of all pending or threatened litigation or governmental proceedings or enforcement actions relating to or affecting the Property and known to Seller, whether or not Seller is a party thereto;

2.                                       All contracts and agreements affecting the Property, including, without limitation, any owners association agreements (collectively, the “Contracts”);

3.                                       All soils, structural, mechanical, engineering and seismic and similar reports or studies with respect to the Property;

4.                                       Any notices (including inspection reports) received from any governmental agency;

5.                                       The name and address of Seller’s insurance company and agent and all insurance policies or certificates of insurance procured with respect to the Property by Seller and a list of all claims for more than $1,000.00 filed under all insurance policies for the Property during the most recent three (3) years;

6.                                       All environmental site assessment reports, monitoring reports and similar information with respect to hazardous materials on or under the Property, together with all correspondence, test results, orders, permits and O&M manuals relating to hazardous materials on the Property;

7.                                       Certificates of compliance and occupancy, governmental permits, variances, approvals, entitlements, operating licenses and other licenses held or applied for by Seller and relating to the Property (collectively, the “Permits”);

8.                                       All plans, specifications, drawings and similar documents relating to the Property, including, but not limited to, all as-built architectural, civil, mechanical, electrical, sprinkler, plumbing and structural engineering plans and drawings, and all other as-built drawings or plans prepared for Improvements constructed or to be constructed on the Property or otherwise relating to the Property (collectively, the “Plans”);

9.                                       All ALTA surveys, topographical surveys, aerial photos, FEMA maps, boundary maps, tentative and final maps and similar engineering drawings of the Property;

10.                                 Any zoning and land use information and documents with respect to the Property;

11.                                 All warranties, guaranties and indemnities made by or received from any third party with respect to any part of the Land, Improvements and Personal Property and pursuant to or under the Licenses and Permits (collectively, the “Warranties”);

12.                                 Property tax bills for the current year and the two (2) previous property tax fiscal years;

13.                                 Utility bills for the current year and the two (2) most recent full calendar years;

14.                                 A list of the Personal Property and all vendors presently employed by Seller;

15.                                 A schedule of all capital expenditures and capital improvements made to the Property during the current year and the three (3) most recent full calendar years;

16.                                 Any documents of measurement or remeasurement of the Land and/or Improvements;

17.                                 All transportation systems management plans and all applicable governmental requirements and regulations therefor; and

18.                                 List of Utilities, with account numbers.

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EXHIBIT D

Recording Requested by and

When Recorded Mail this Deed

and Tax Statements to:

Westcore Properties AC, LLC

4445 Eastgate Mall, Suite 210

San Diego, California  92121

Attn:  Asset Manager

Space Above This Line for Recorder’s Use

GRANT DEED

The undersigned Grantor declares that Documentary Transfer Tax is not part of the public records.

For valuable consideration, receipt and adequacy of which are hereby acknowledged, Flextronics International USA, Inc., a California corporation (“Grantor”), hereby grants, sells, conveys and transfers to                                                  , a                   (“Grantee”), that certain improved real property located in City of San Jose, County of Santa Clara, State of California, as legally described in Exhibit A (the “Real Property”), together with all improvements, structures and fixtures (other than trade fixtures) (collectively, the “Improvements”) located thereon, and all easements, appurtenances, development rights, mineral rights, water rights, air rights, and other rights and privileges belonging or appertaining to the Real Property and Improvements, and all right, title and interest in, to and under adjoining streets, rights of way and access easements.

IN WITNESS WHEREOF, Grantor has caused its duly authorized representative to execute this instrument as of the date hereinafter written.

Dated:                   , 2006

GRANTOR:

FLEXTRONICS INTERNATIONAL USA, INC.,

a California corporation

By:
Name:
Title:

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EXHIBIT E

GENERAL ASSIGNMENT

This General Assignment (the “Assignment”) is made and entered into as of this      day of                 , 2006 (the “Assignment Date”), by and between Flextronics International USA, Inc., a California corporation (“Assignor”), and                , a                           (“Assignee”), with reference to the following facts.

RECITALS

A.            Assignor and Assignee are parties to that certain Purchase, Sale and Leaseback Agreement made and entered into as of                , 2006, as assigned to Assignee (the “Purchase Agreement”) pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor that certain improved real property located in                ,                , as legally described in Exhibit A attached hereto (the “Real Property”), together with all (i) improvements, structures, fixtures (other than trade fixtures), and equipment (collectively, the “Improvements”), (ii) personal property (the “Personal Property”) owned by Assignor (if any) located in or about the Real Property or the Improvements, (iii) intangible property and interests, tradenames and similar property (collectively, the “Intangible Property”), (iv) easements, appurtenances, development rights, mineral rights, water rights, air rights, and all other rights and privileges appertaining to the Real Property and Improvements (collectively, the “Appurtenances”), (v) Licenses (defined below), (vi) certificates of compliance, certificates of occupancy, governmental permits, variances, approvals, entitlements, operating licenses and other licenses obtained, applied for or otherwise held by Assignor, and relating to any part of the Property (collectively, the “Permits”), and (vii) all warranties, guaranties and indemnities made by or received from any third party with respect to any part of the Real Property, Improvements and Personal Property and pursuant to or under the Licenses and Permits (collectively, the “Warranties”).  The Real Property, the Improvements, the Personal Property, the Intangible Property, the Appurtenances, the Licenses, the Permits and the Warranties are collectively referred to herein as the “Property.”  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

B.            A list of the Licenses is attached as Schedule 1 hereto.

C.            A list of all the Permits and the Warranties affecting the Property which Assignee approved pursuant to the provisions of the Purchase Agreement is attached as Schedule 2 hereto.

D.            Assignee has acquired fee title to the Property from Assignor on the Assignment Date.  Assignor now desires to assign and transfer to Assignee all of Assignor’s right, title and interest in, to and under the Licenses, Permits, Warranties and Intangible Property, as set forth herein.

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NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Assignment of Permits, Warranties and Intangibles.  Effective as of the Assignment Date, Assignor hereby grants, transfers, conveys, bargains, assigns and delegates to Assignee all of Assignor’s right, title, and interest in, to and under (i)  the Permits as listed in Schedule 2 hereto; (ii) the Warranties as listed in Schedule 3 hereto; and (iii) all Intangible Property.  Assignee hereby accepts such assignment.  Assignee is not assuming any liability or obligation of Assignor relating to or arising from Assignor’s performance of, or failure to perform, any of Assignor’s obligations under or with respect to Licenses, Permits or Warranties to the extent first arising or accruing prior to the Assignment Date.

2.             Assignment of Licenses.

a.             Effective as of the Assignment Date, Assignor hereby assigns to Assignee all of its right, title and interest in and to the license agreements described in Schedule 1 hereto (individually a “License” and collectively, the “Licenses”).  Assignee hereby accepts such assignment.

b.             Effective immediately following the assignment set forth in Section 2.a above, Assignee hereby re-assigns to Assignor all of Assignee’s right, title and interest, and delegates all of its obligations in, to and under the Licenses and Assignor hereby accepts such re-assignment, upon the terms and conditions of this Section 2.b:

(i)            The re-assignment of the Licenses pursuant to this Section 2.b shall terminate with respect to each License upon the expiration or earlier termination of the entire Lease or the part of the Lease applicable to that portion of the Property occupied by the licensee under such License.  Upon the termination of the Lease (or part thereof), Assignor shall, within fifteen (15) days after receipt of written request from Assignee, execute and deliver to Assignee an unconditional assignment of Assignor’s right, title and interest in the Licenses, in a form reasonably approved by Assignee.

(ii)           During the term of any License, Assignor shall promptly provide Assignee with copies of any notices of default given or received under the Licenses.

(iii)          During the term of such Licenses, Assignor shall be solely responsible and liable for the full and complete performance of all of the licensor’s obligations under the Licenses.

(iv)          After the Assignment Date, Assignor shall not further assign, amend or modify any License without the prior written approval of Assignee, such approval not to be unreasonably withheld.

2

3.             Assignor’s Representations.  Assignor does hereby covenant with Assignee, and represents and warrants to Assignee, that Assignor has the right to bargain, convey, assign and transfer to Assignee each of the Licenses, Permits, Warranties and Intangible Property (collectively, the “Interests”).  Assignor further represents and warrants that Assignor has received no written notice that any of the Interests are not in full force and effect (except as the same may have expired in accordance with their respective terms) or that there exist any defaults thereunder, or that any acts or events which, with the passage of time or the giving of notice or both, could become defaults thereunder, on the part of any party thereto.  Assignor further represents and warrants that (a) the Licenses are in full force and effect, (b) the Licenses have not been modified or amended except as described on Schedule 1 hereto, and (c) Assignor has provided all notices and obtained all consents necessary under the Licenses to effectuate this Assignment.  As of the Assignment Date, to the best of Assignor’s knowledge, there exists no breach or default, nor state of facts which, with the passage of time or giving of notice, or both, would result in a breach or default under a License by either licensor or licensee thereunder.

4.             Indemnification by Assignor.  Assignor agrees to protect, defend and indemnify Assignee from and against any and all claims, damages (including without limitation, consequential damages and all other damages regardless of the speculative nature thereof), liabilities, judgments, demands, losses, costs and expenses (including without limitation, reasonable attorneys’ fees and costs, and court costs) incurred in connection with or arising out of the Licenses and which occur or accrue prior to, on or after the Assignment Date, but not after the expiration or earlier termination of the Lease.

5.             Dispute Costs.  In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such dispute, including without limitation, reasonable attorneys’ fees and costs.  Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

6.             Counterparts; Facsimile Signatures.  This Assignment may be executed in counterparts.  All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original.  The parties agree that the delivery of an executed copy of this Assignment by facsimile shall be legal and binding and shall have the same full force and effect as if an original of this Assignment had been delivered.  Facsimile signatures shall be binding upon the parties.

7.             Survival.  This Assignment and Assignor’s foregoing representations, covenants and warranties shall survive the Closing for the Survival Period and shall run to the benefit of Assignee and Assignee’s successors and assigns. Notwithstanding the foregoing, the provisions of Section 4 of this Assignment shall survive the Closing and the termination of the Licenses.

8.             Governing Law.  This Assignment shall be enforced, governed by, and construed in

3

accordance with the laws of the State of California.

9.             Warranty of Authority.  The signatories hereto represent that they have full and complete authority to bind their respective parties to this Assignment and that no other consent is necessary or required in order for the signatories to execute this Assignment on behalf of their respective parties.

10.          Severability.  If for any reason, any provision of this Assignment shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Assignment and to the extent any provision of this Assignment is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Assignment Date.

ASSIGNOR:

FLEXTRONICS INTERNATIONAL USA, INC.,

a California corporation

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

4

Schedule 1 to General Assignment

1.             Communications Site License Agreement dated as of March 7, 2003, by and between Pacific Bell Wireless, LLC, d/b/a Cingular Wireless, and Flextronics International USA, Inc., regarding 2243 Lundy Avenue, San Jose, California.

2.             Communications Site License Agreement dated as of July 9, 2003, by and between New Cingular Wireless PCS, LLC, and Flextronics International USA, Inc., regarding 2243 Lundy Avenue, San Jose, California.

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EXHIBIT F

BILL OF SALE

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Flextronics International USA, Inc., a California corporation (“Seller”), does hereby GRANT, SELL, CONVEY, TRANSFER and DELIVER to                                                                                    (“Purchaser”), all of Seller’s right, title and interest in and to the personal property (the “Personal Property”) owned by Seller and described in Exhibit A attached hereto.

From and after the date of this Bill of Sale, Purchaser and its successors and assigns shall have the right to use, have, hold and own the Personal Property forever.  Seller hereby covenants, represents and warrants that Seller is the lawful owner of the Personal Property and the Personal Property is free from any liens and encumbrances.

Seller hereby warrants that it has good and marketable title to the Personal Property and Seller hereby agrees to defend Purchaser and its successors and assigns from any and all claims made with respect to, or against title to, the Personal Property from and after the date of this Bill of Sale.

IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of this        day of           , 2006.

SELLER:

FLEXTRONICS INTERNATIONAL USA, INC.,

a California corporation

By:
Name:
Title:

1

EXHIBIT G

EXCLUDED PERSONAL PROPERTY

	Make	Model	Serial No.
2241 Lundy Ave.
Compressor #1	GARDEN DENVER	EBH99D	S041335
Compressor #2	GARDEN DENVER	EBH99D	S041334
Dryer	VAN AIR	HL250	111403
Vacuum Pumps #1	BUSCH	DPCT-317	BD260616
Vacuum Pumps #2	BUSCH
Vacuum Pumps #3	BUSCH
Compactor	NO ID PLATE FOUND
Baler	LOGISTICS	V6030-HD	38558

2243 Lundy Ave.
Compressor #1	GARDEN DENVER	EAP99E20	1073439
Compressor #2	GARDEN DENVER	EAP99E13	1070112
Vacuum Pump#1	QUINCY	QSV150ANN3E	98500H
Vacuum Pump#2	QUINCY	QSV150ANN3E	98501H
Compactor	NO ID PLATE FOUND
Baler	J.V. MANUFACTURING	DB-60-LU	BD-10041-05

2245 Lundy Ave.
Compressor #1	KAESER	AS36	1148
Compressor #2	KAESER	KRD-250	PR250A-21-9801-1K
Compactor	J.V. MANUFACTURING	BAYCON	FB1197505

1

2241 Lundy Ave.	Access Control Equipment
Controller	1
Card Reader	8
REX	8
DMA	8
MSN	0
2241 Lundy Ave.	CCTV Equipment
Rapid Eye	2
PTZ	1
Fixed	5
Mini Dome	4
Fusion	0

2243 Lundy Ave.	Access Control Equipment
Controller	1
Card Reader	8
REX	8
DMA	8
MSN	5
2243 Lundy Ave.	CCTV Equipment
Rapid Eye	2
PTZ	3
Fixed	6
Mini Dome	3
Fusion	0

2245 Lundy Ave.	Access Control Equipment
Controller	1
Card Reader	7
REX	7
DMA	8
MSN	8

2

2245 Lundy Ave.	CCTV Equipment
Rapid Eye	0
PTZ	1
Fixed	4
Mini Dome	1
Fusion	2

3